Exhibit 99.1

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Electric Capital Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis D. Dammerman, Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis D. Dammerman

Dennis D. Dammerman

Chairman of the Board

May 2, 2003

A signed original of this written statement required by Section 906 has been provided to General Electric Capital Corporation and will be retained by General Electric Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.